EXHIBIT 8.1

1.	Vitro Plan, S.A. de C.V. (Mexico)

2.	Cristales Automotrices, S.A. de C.V. (Mexico)

3.	Cristales Inastillables de Mexico, S.A. de C.V. (Mexico)

4.	Distribuidora de Vidrio de Mexico, S.A. de C.V. (Mexico)

5.	Distribuidora de Vidrio y Cristal, S.A. de C.V. (Mexico)

6.	Distribuidora Nacional de Vidrio, S.A. de C.V. (Mexico)

7.	Quimica M, S.A. de C.V. (Mexico)

8.	Vidrio Plano, S.A. de C.V. (Mexico)

9.	Vidrio Plano de Mexico, S.A. de C.V. (Mexico)

10.	Vitro Colombia, S.A. de C.V. (Colombia)

11.	Vitro AFG, S.A. de C.V. (Mexico)

12.	Vitro America, Inc. (Delaware)

13.	Vitro Automotriz, S.A. de C.V. (Mexico)

14.	Vitrocar, S.A. de C.V. (Mexico)

15.	Vitro Chaves, S.A. (Portugal)

16.	Vitro Cristalglass, S.L. (Spain)

17.	Vitro Flex, S.A. de C.V. (Mexico)

18.	Vitro Flotado Cubiertas, S.A. de C.V. (Mexico)

19.	Vitro Vidrio y Cristal, S.A. de C.V. (Mexico)

20.	Vitro Envases Norteamerica, S.A. de C.V. (Mexico)

21.	Compania Vidriera, S.A. de C.V. (Mexico)

22.	Empresas Comegua, S.A. (Panama)

23.	Vitro Packaging, Inc. (Delaware)

24.	Industria del Alcali, S.A. de C.V. (Mexico)

25.	Fabricacion de Maquinas, S.A. de C.V. (Mexico)

26.	Vidriera Los Reyes, S.A. de C.V. (Mexico)

27.	Vidriera Mexico, S.A. de C.V. (Mexico)

28.	Vidriera Monterrey, S.A. de C.V. (Mexico)

29.	Vidriera Guadalajara, S.A. de C.V. (Mexico)

30.	Vidriera Queretaro, S.A. de C.V. (Mexico)

31.	Vidriera Toluca, S.A. de C.V. (Mexico)

32.	Vitrocrisa Holding, S. de R. L. de C. V. (Mexico)

33.	Vitrocrisa, S. de R. L. de C. V. (Mexico)

34.	Vitrocrisa Comercial, S. de R. L. de C. V. (Mexico)

36.	Vidrio Lux, S.A. (Bolivia)

37.	Crisa Industrial, LLC (Delaware)

38.	Crisa Corporation (Delaware)

39.	Crisa Texas Limited (dba. Crisa Ltd.) (Texas)

40.	Fabricacion de Cubiertos, S.A. de C.V. (Mexico)

41.	Vitro Global, S.A. (Switzerland)

42.	Vitro Europa, Ltd. (Switzerland)

43.	IP Vitro Vidrio y Cristal, Ltd. (Switzerland)

44.	VVP Auto Glass, Inc. (Delaware)

45.	VVP Holding Corp. (Delaware)

46.	Super Sky International, Inc. (Wisconsin)

47.	Super Sky Products, Inc. (Wisconsin)

48.	Super Sky Constructors, Inc. (Wisconsin)